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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation be reference in Registration Statement No. 33-69414 of Mercury Air Group, Inc. on Form S-8 of our report dated September 14, 1998 appearing in the Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 1998.




Deloitte & Touche LLP

Los Angeles, California
September 23, 1998